Exhibit 99.1

Contact:

Jennifer Chelune

Investor Relations Manager

(734) 997-4910

jennifer.chelune@proquest.com

PROQUEST REPORTS COMPLETION OF AUDIT COMMITTEE INVESTIGATION

Report Affirms Initial Conclusions Regarding Scope And Nature Of Accounting Issues

ANN ARBOR, Mich., July 31, 2006 – ProQuest Company (NYSE: PQE), a publisher of information and education solutions, today reported that its Audit Committee has completed its investigation into the circumstances that led to the need for the previously announced ongoing accounting review and financial restatement. The investigation was conducted with the assistance of independent outside experts including Skadden, Arps, Slate, Meagher & Flom LLP and Chicago Partners LLC.

A summary of the key findings of the investigation, on the basis of the evidence gathered, includes the following:

(i)	the evidence strongly indicates that the former VP Finance (the “former PQIL VP Finance”) of the Company’s Information and Learning business unit (“PQIL”) bears primary responsibility for the accounting misstatements that have required the restatement,

(ii)	the former PQIL VP Finance exercised primary control over the accounts in which significant misstatements were identified and regularly directed (often without providing appropriate support) that manual journal entries, many of which were erroneous, be made in a number of these accounts, especially during month-end and quarter-end closes,

(iii)	the net effect of the manual entries was to increase current-period net income by decreasing expense or increasing revenue,

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(iv)	other than with respect to two employees reporting to and acting under the direction of the former PQIL VP Finance, there is no evidence that any other employee, officer or director of the Company had any direct knowledge of, or involvement in, the accounting misstatements,

(v)	the Company in general and PQIL in particular had certain deficiencies in internal controls that allowed the former PQIL VP Finance to engage in the misstatements, and

(vi)	no evidence indicated undue pressure from corporate management to attain certain results.

The Audit Committee has also directed the implementation of a number of remedial measures as a result of its investigation, including:

(i)	enhancement of the internal audit function by appointing a new head of internal audit and conducting a review of the scope of duties assigned to the head of internal audit,

(ii)	taking appropriate remedial measures with respect to employees responsible for the accounting misstatements,

(iii)	requiring a quarterly internal audit plan be submitted to the Audit Committee,

(iv)	developing a comprehensive policy and set of internal controls for manual journal entries, and

(v)	implementing ethics training for financial staff as well as additional training for all employees involved in the financial reporting process.

Gary Roubos, Chairman of the Audit Committee of the ProQuest Company Board of Directors, said, “The Audit Committee is very satisfied with the thoroughness of this investigation, and the company’s commitment to fully implement the necessary steps to ensure such a situation never happens again. The external experts Skadden, Arps, Slate, Meagher & Flom LLP and Chicago Partners LLC, retained by the Audit Committee, have

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the highest reputation for investigating these types of matters and their investigation was extensive. The Audit Committee, together with its independent outside experts, has appreciated management’s full cooperation during the investigation and respects management’s role in uncovering the misstatements and bringing them promptly to the attention of the Board. I have confidence in management’s commitment to implement all of the remedial measures as directed by the Audit Committee.”

Mr. Roubos further said, “During this difficult period, the entire management team, together with all the company’s employees, has worked tirelessly to keep the company moving forward and we are pleased with what they have achieved to date.”

Alan Aldworth, ProQuest Chairman and Chief Executive Officer, said, “During this time we have been enormously grateful for the hard work and commitment of all our employees and the continued support of our customers. We have a new finance team in place including Richard Surratt, who joined us as Chief Financial Officer of ProQuest in November 2005, and William Rozek, recently appointed Vice President Finance at Information and Learning. Under their leadership I am confident we will fully implement the remedial measures directed by the Audit Committee and complete the restatement process. Our focus is now squarely on completing the accounting review and restatement process even as we continue to deliver the quality products and services that our customers expect.”

The results of the Audit Committee investigation are being shared with the Securities and Exchange Commission (“SEC”), which as previously disclosed, has opened an investigation as a result of the accounting irregularities. The Company is cooperating with the SEC in that investigation.

ProQuest Company continues to work with its auditors to complete its accounting review and restate its financials. As a result, the Company presently expects that it will file its Annual Report on Form 10-K for fiscal 2005 in the fall of 2006.

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About ProQuest Company

ProQuest Company (PQE: NYSE) is based in Ann Arbor, Michigan, and is a publisher of information and education solutions. We provide products and services to our customers through three business segments: Education, Information and Learning and Business Solutions. Our Education segment is a leading provider of K-12 curriculum products, in-school core reading programs, reading and math intervention programs, and professional development programs for school districts throughout the United States. Through our Information and Learning segment, which primarily serves the education market, we collect, organize and publish content from a wide range of sources including newspapers, periodicals and books. Our Business Solutions segment is primarily engaged in the delivery in electronic form of comprehensive parts and service information to the automotive market. Its products transform complex technical data, like parts catalogs and service manuals, into easily accessed electronic information. For the world’s automotive manufacturers and their dealer networks, ProQuest also secures business-to-business information and retail performance management services.

Forward-Looking Statements

Some of the statements contained herein constitute forward-looking statements. These statements relate to future events, the results of our pending restatement process, or our future financial performance and involve known and unknown risks, uncertainties and other factors that may cause our or our markets’ actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by such forward-looking statements. These risks and other factors you should specifically consider include, but are not limited to: the company’s ability to successfully conclude the review of its financial results, the discovery of additional restatement items, the ability to renegotiate the terms of its revolving credit agreement and senior notes in connection with defaults under such debt due to any potential restatement if further defaults occur, the outcome of the company’s and the Audit Committee’s continuing investigation of the accounting errors, increased debt level due to the acquisition of Voyager Learning, changes in customer demands or industry standards, adverse economic conditions, loss of key personnel, litigation, decreased library and educational funding/budgets, the ability to successfully integrate the Voyager Learning acquisition, the ability to successfully close and integrate other acquisitions, demand for ProQuest’s products and services, success of ongoing product development, maintaining acceptable margins, ability to control costs, the impact of federal, state and local regulatory requirements on ProQuest’s business, including K-12 and higher education, and automotive, the impact of competition and the uncertainty of economic conditions in general, the ability to successfully attract and retain customers, sell additional products to existing customers, and win new business due to changes in technology, the ability to maintain a broad customer base to avoid dependence on any one single customer, K-12 enrollment and demographic trends, the level of educational funding, the level of education technology investments, the company’s ability to obtain OEM data access agreements, the company’s ability to obtain financing, global economic conditions, financial market performance, and other risks listed under “Risk Factors” in our regular filings with the Securities and Exchange Commission. In some cases, you can identify forward- looking statements by terminology such as “may,” “should,” “expects,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “potential,” “continue,” “projects,” “intends,” “prospects,” “priorities,” or the negative of such terms or other comparable terminology. These statements are only predictions. Actual events or results may differ materially. The company undertakes no obligation to update any of these statements.

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